December 3, 2004



The Bank of New York
One Wall Street
New York, NY  10286

Re:  JOHN HANCOCK EQUITY TRUST
       John Hancock Small Cap Fund

Dear Sirs:

         John Hancock Equity Trust (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies The Bank of New York (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective December 3, 2004.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


THE BANK OF NEW YORK       JOHN HANCOCK EQUITY TRUST on behalf of
                           John Hancock Small Cap Fund


By: /s/Edward G. McGann               By:  /s/James A. Shepherdson
    --------------------                   -----------------------
    Name: Edward G. McGann                Name:  James A. Shepherdson
    Title: Managing Director              Title: President, and Chief Executive
                                                 Officer



Attest:  /s/ MJ Milner                 Attest: /s/Susan S. Newton
         -------------                          -----------------